Exhibit A
JOINT FILING AGREEMENT
     We, the signatories of this Statement on Schedule 13G/A to which this Agreement is attached, hereby agree that such Statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: February 10, 2011	TEMASEK HOLDINGS (PRIVATE) LIMITED
	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Managing Director, Legal & Regulations

Dated: February 10, 2011	TEMASEK CAPITAL (PRIVATE) LIMITED
	By:	/s/ Lena Chia Yue Joo
		Name:	Lena Chia Yue Joo
		Title:	Director

Dated: February 10, 2011	SELETAR INVESTMENTS PTE LTD
	By:	/s/ Syn Yi Ming
		Name:	Syn Yi Ming
		Title:	Director

Dated: February 10, 2011	BAYTREE INVESTMENTS (MAURITIUS) PTE LTD
	By:	/s/ Rooksana Shahabally
		Name:	Rooksana Shahabally
		Title:	Director